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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Mellanox Technologies, Ltd of our report dated April 13, 2011 relating to the financial statements of Voltaire Ltd. which appears in Mellanox Technologies, Ltd's Current Report on Form 8-K dated April 19, 2011. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Tel-Aviv, Israel September 19, 2011	/s/ Kesselman & Kesselman Certified Public Accountants (Isr.) A member firm of PricewaterhouseCoopers International Limited

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM